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                                                                    EXHIBIT 10.6

                             LIQUID MUSIC NETWORK
                             --------------------
                         SYNDICATION LICENSE AGREEMENT
                         -----------------------------

     WHEREAS Liquid Audio, Inc., a California corporation, with offices at 810 Winslow Street, Redwood City, California 94063, hereinafter referred to as "Liquid Audio," owns and operates the Liquid Music Network (the "LMN"), pursuant to which Liquid Audio distributes on a syndicated basis an exclusive database of music programming and other content for public performance and digital delivery to select Web sites that are licensed as LMN syndication affiliates; and

     WHEREAS _________, a ____________ corporation with offices at _____________________________________, hereinafter referred to as "Licensee", wishes to be licensed as a syndication affiliate of the Liquid Music Network and receive the right to carry the LMN programming for distribution through Licensee's Web site or sites, upon the terms and conditions set forth in Schedule "A" to this Agreement;

     NOW THEREFORE THE PARTIES HEREBY AGREE AS OF THIS _____ DAY OF __________ 199__ ("EFFECTIVE DATE") AS FOLLOWS:

PROGRAMMING CATEGORIES:  All

LICENSED WEB SITES: [insert Licensee URLs]

LICENSE PERIOD: One year from Effective Date

LICENSE GRANTED:  Web site redistribution

ANNUAL SYNDICATION FEE: $ 0

ADVERTISING REVENUE: 100% retention of Licensee Advertising.

DIGITAL MUSIC COMMERCE REVENUE:  Licensee receives Net Revenue from sales.

CD/TANGIBLE MUSIC COMMERCE REVENUE: 50% of any referral fees received.

MUSICPLAYER & MUSICPLAYER CD:  10% of Music Player CD net revenue.

LOGO/ICON LICENSE:  Yes

     IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR LIQUID AUDIO, INC.:                      FOR LICENSEE:

BY:___________________________               BY:___________________________

TITLE:________________________               TITLE:________________________

DATE:_________________________               DATE:_________________________

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                                 SCHEDULE "A"
                                 ------------

                             LIQUID MUSIC NETWORK
                             ---------------------
               SYNDICATION LICENSE STANDARD TERMS AND CONDITIONS
              --------------------------------------------------

     Annexed to and made part of that certain Syndication License Agreement ("Agreement") dated as of __________________, 199__, between Liquid Audio, Inc. ("Liquid Audio") and ________ ("Licensee").

I.  Definitions.
    -----------

"Licensed Web Sites" means the Web sites owned or controlled by Licensee as identified by the URLs listed in the Main Agreement.

"Link(s)" means one or more hyperlinks established from within the Licensed Web Sites to one or more pages within the LMN Site(s), as designated by Liquid Audio, to enable an end user of the Licensed Web Site to access the LMN Programming.

"LMN Logo and Artwork" means the logo(s) for the LMN designated by Liquid Audio, and all artwork, graphics, and other content provided by Liquid Audio for use in connection with the Links.

"LMN Programming" means the compilation database owned by Liquid Audio and marketed as the Liquid Music Network, comprised of sound recordings made available by Liquid Audio in the Programming Categories identified in Schedule "B" (including forty-five (45) second or less samples of such sound recordings), and all other graphics, text, video, and other related content now or hereafter offered by Liquid Audio in connection with the foregoing.

"LMN Site(s)" means the Web site(s) designated by Liquid Audio which operate Liquid Audio's server and commerce software to deliver the LMN Programming to LMN end users via the Licensed Web Sites.

"Music Commerce Transactions" means the purchase by an end user who accesses the LMN Programming via the Licensed Web Sites of (i) one or more intangible copies of a sound recording offered via the LMN Programming, with online fulfillment of such sale by digital delivery and downloading from the LMN Sites to the end user's computer hard drive; and/or (ii) one or more phonorecords offered via the LMN Programming, including without limitation on compact disc, cassette tape or other tangible media, with offline fulfillment of the sale made online at the LMN Site or using a telephone number made available from the LMN Site.

II.  License Grant.  Subject to the payment by Licensee of the  syndication
     -------------
license fee set forth in Section IX below, Liquid Audio grants and Licensee accepts a limited, personal, nontransferable, nonexclusive license as an LMN syndication affiliate (i) to make available, carry, and distribute the LMN Programming via the Licensed Web Site(s) to end users; and (ii) subject to compliance with Liquid Audio's branding and advertising guidelines and Section VIII below, to use the LMN Logo and Artwork as an icon to create one or more Links to the LMN Site.

III. Reservation of Rights.  The license herein granted shall be limited to the
     ---------------------
rights expressly set forth above. All other rights to the LMN Programming are expressly reserved by Liquid Audio. Without limiting the foregoing, Licensee may not sublicense or resell the LMN Programming, and Licensee shall impose no requirements of any kind or character whatsoever for end users to access the LMN Programming via the Links, including without limitation, any subscription or access fee or registration requirement to activate the Link to the LMN Programming.

IV.  Joint Promotional  Obligations  Liquid Audio will promote Licensee by
     ------------------------------
including a logo and copy in a high profile location on Liquid Audio's web site, and Licensee will promote Liquid Audio by including a logo and copy in a high profile location on Licensee's web site. Liquid Audio and Licensee will each promote the other and the relationship described within the agreement

                                       2
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at any appropriate trade shows. Liquid Audio and Licensee will joint release a press release concerning the relationship described in this Agreement. Both parties will agree to the language of the press release before it is issued.

V.    Liquid Audio Obligations   Liquid Audio will include Licensee on the LMN
      ------------------------
Site in an area in which Liquid Audio describes the LMN, and Liquid Audio will provide a link from this portion of its site to Licensee's home page. In connection with the distribution of the LMN Programming via the Licensed Web Sites, Liquid Audio will enable end users (i) to preview a performance of a sample of one or more sound recordings, (ii) to engage in Music Commerce Transactions, and (iii) to download a copy of the then-current Liquid Audio standard player software. Liquid Audio acknowledges that Liquid Audio and its designees, and not Licensee, will be solely responsible for enabling the foregoing functionality with Liquid Audio's technology and any third party technology obtained by Liquid Audio, including without limitation all aspects of online and offline fulfillment and processing of Music Commerce Transactions. Notwithstanding the foregoing, where appropriate with respect to physical CD products, Liquid Audio will consider utilizing any preferred vendor and/or fulfillment source for these transactions and fulfillment designated by Licensee, provided that such preferred vendor carries the appropriate inventory to fulfill orders as reasonably required by Liquid Audio, and subject to implementation of the appropriate technology within the LMN by Liquid Audio. Licensee acknowledges that pricing and all other matters relating to Music Commerce Transactions will be solely determined by Liquid Audio and/or its licensors.

VI.   Syndication Affiliate Obligations.   In consideration of the exclusive
      ---------------------------------
nature of the LMN Programming offered to Licensee hereunder, the foregoing license requires that the LMN Programming be featured in a premiere position on the Licensed Web Sites, which shall include at minimum (i) placement of the LMN Logo as a Link on the "home page" of the Licensed Web Sites, or if no third-party content appears on the "home page" then in the first page thereafter that does so (and/or on other mutually agreed pages of sufficient prominence); (ii) the most prominent placement on all other guides to content on the Licensed Web Sites as compared to other music-related programming, including without limitation on the "What's New" or similar pages, on any topical listing of content available on such site. Licensee agrees that it will use Liquid Audio's technology as the exclusive audio downloading and audio commerce technology on the Licensed Web Sites.

VII.  Liquid MusicPlayer and Liquid MusicPlayer CD. Licensee will provide a
      --------------------------------------------
download button, in a design consistent with Liquid Audio's branding guidelines, on the Licensed Web Sites, that enables end users to download the Liquid MusicPlayer from the Web site. Liquid Audio will license the Liquid MusicPlayer directly to the end user. Liquid Audio will be responsible for all customer support of this product. In addition, Licensee will actively promote the sale of the Liquid MusicPlayer CD on the Licensed Web Sites. Liquid Audio will be responsible for the fulfillment of the orders of the Liquid MusicPlayer CD from the Licensed Web Sites as a Music Commerce Transaction under this Agreement. Liquid Audio will license the Liquid MusicPlayer CD directly to the end user. Liquid Audio will be responsible for all customer support of this product. Liquid Audio will provide to Licensee separate Web pages, for inclusion within the Licensed Web Sites, which explain the relevant aspects of the Liquid Audio system, and especially the Liquid MusicPlayer and the Liquid MusicPlayer CD.

VIII. Advertising.  Upon execution of this Agreement, Licensee agrees to
      -----------
commence insertion of banner advertising on the Licensed Web Sites announcing the coming of the LMN. Liquid Audio will work with Licensee to design these banner ads. Upon launch of the LMN on the Licensed Web Sites, Licensee may create and maintain for its own account a frame that surrounds the LMN Programming for end users who access the LMN via the Licensed Web Sites. With respect to such frame, Licensee shall have the right to independently sell advertising for such frame and shall retain for its own account all advertising revenue derived therefrom. Notwithstanding the foregoing, Liquid Audio will be responsible for the final approval of the framing space and shall have the right to finally resolve any advertising booking conflict or to veto any advertising that is competitive with Liquid Audio or the LMN. With respect to the page(s) on the Licensed Web Sites which contain the Link(s) to the LMN Programming, Licensee shall also control all advertising and other content on such page, and shall retain all revenue derived therefrom, provided that no such advertising or content shall be placed in direct relation to the Link such as to cause dilution or consumer confusion with respect to the association of the Link to such advertising or content. Liquid Audio shall control all other aspects of the LMN Programming, including without limitation any advertising or promotional activities contained therein, and shall retain any and all revenue derived from such advertising and promotional activities. Each party shall be responsible for serving its own advertising hereunder, and as such, neither party shall be obligated to report tracking or usage data for advertising purposes hereunder.

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IX.  Payments.
     --------

     (a) Licensee shall pay Liquid Audio the annual syndication license fees for the Programming Categories selected by Licensee as set forth in Exhibit "B".
The parties agree that timely payment of all license fees by Licensee is of the essence of this Agreement, and any failure by Licensee to make such timely payment shall constitute a material default hereunder. Any payment hereunder not made within thirty (30) days after due date shall bear interest at the rate of 1% per month or the maximum rate allowed by law, whichever is less.

     (b) With respect to Music Commerce Transactions involving distribution via digital delivery, Liquid Audio shall pay to Licensee the Net Revenue derived from sales. "Net Revenue" means the actual retail sales price paid by the customer for the applicable track(s) sold (if different than list price), less any sales tax included therein, the wholesale price of the applicable track(s) sold, bank transaction processing fees, [and any applicable mechanical rights fees that may not be included within the wholesale price]. The parties acknowledge that Liquid Audio will determine the list and actual retail selling price to customers in its sole discretion, unless otherwise agreed, and that the record label or other content owner will determine the wholesale price in its sole discretion.

     (c) With respect to sales of the Liquid MusicPlayer CD, Liquid Audio shall pay Licensee a fee for each sale as set forth in the Main Agreement.

     (d) With respect to Music Commerce Transactions involving distribution on CDs and other tangible media, Liquid Audio shall pay to Licensee the following:
(i) where Licensee is not the vendor and does not have a preferred vendor arrangement, the applicable percentage of Liquid Audio's referral fees, as set forth in the Main Agreement, received from any preferred vendor arrangement maintained by Liquid Audio.

     (e) With respect to Music Commerce Transactions involving distribution on CDs and other tangible media, Licensee shall pay to Liquid Audio the following:
(i) where Licensee is the vendor, the applicable referral fee, as set forth in the Main Agreement, and (ii) where Licensee is not the vendor but has a preferred vendor arrangement, the applicable percentage of Licensee's referral fees, as set forth in the Main Agreement, received from such preferred vendor.

     (f) Subject to the foregoing, the parties' sole compensation under this Agreement shall be the mutual benefit derived from offering the LMN Programming on the Licensed Web Sites and each party shall retain all revenues derived from their respective activities, including without limitation, all advertising revenue derived by each party pursuant to Section VIII above.

X.   Statements.  Each party shall provide the other party with a statement of
     ----------
any amount payable arising from Music Commerce Transactions and shall tender the appropriate amount due to the other party within thirty (30) days after the end of each calendar month; provided, however, that any total amount payable that is less than $100 may be retained until the aggregate amount payable equals or exceeds $100. The statement shall contain sufficient information for the other party to accurately verify the amounts due and payable, including (i) the net amount of any referral fees, the calculation of such net amount, and the source of any referral fees, and (ii) for direct sales, the sale price, the quantity sold, the gross receipts generated, and an itemization of the permitted deductions, if any. Liquid Audio reserves the right to suspend payments to Licensee hereunder in the event of any delay, failure or incompleteness by Licensee in its payment or reporting obligations hereunder.

XI.  Warranties. Liquid Audio warrants that it is the sole owner of the LMN
     ----------
Programming compilation database, and except with respect to public performance of music works which is provided for in Section XII below, it has all rights necessary to license the LMN Programming as provided herein. Subject to the performance by Licensee of its obligations hereunder, Liquid Audio will indemnify Licensee against any damages awarded in any final judgment entered against Licensee or settlement approved by Liquid Audio, as a result of a breach of any warranty made by Liquid Audio hereunder or by reason of a claim that the exercise by Licensee of the rights granted herein infringes the rights of others, provided, however, prompt detailed notice in writing of such claim is provided to Liquid Audio. Liquid Audio shall have full control over the defense and/or settlement of any such claim or litigation including the right to engage its own counsel and Licensee shall not continue the distribution of such LMN Programming thereafter without the written consent of Liquid Audio. Licensee shall cooperate fully with Liquid Audio in the defense or settlement of any such claim or litigation. Licensee will indemnify Liquid Audio from all claims or liabilities including without limitation reasonable attorneys' fees arising from the breach of this Agreement by Licensee or from the distribution of any material on the Licensed Web Sites other than material contained in the LMN Programming as delivered by Liquid Audio.

XII.  Music Rights.  Liquid Audio warrants to the best of its knowledge that the
      ------------
public performance rights in the musical works contained in the LMN Programming are (i) controlled by ASCAP, BMI, SESAC or a performing rights society having jurisdiction, (ii) in the public domain, or (iii) controlled by Liquid Audio or its licensors. If musical works in category (iii) above are contained in the LMN Programming, a limited public performance license is deemed to be included within the scope of the license set forth in Section II above. If musical works in category (i) above are contained in the LMN Programming, Licensee shall contact BMI, ASCAP or the appropriate public performing rights organization to obtain a license covering the uses contemplated by this Agreement, which may include any preferred rates that may now or hereafter be negotiated by Liquid Audio on behalf of its syndication licensees. Licensee at its sole cost and expense shall be responsible for obtaining all licenses necessary to perform such musical works, and Licensee agrees to indemnify Liquid Audio against any liability loss or expenses arising form the performance of such musical works via the Licensed Web Sites without such a license.

XIII. Withdrawal and Substitutions.  Liquid Audio may in its absolute
      ----------------------------
discretion withdraw permanently or temporarily any licensed sound recording or other content from the LMN Programming if Liquid Audio determines in its sole discretion that the distribution thereof would or might infringe the rights of others, violate any law or governmental rule or regulation, interfere with actual or contemplated use of the particular licensed LMN Programming for any purpose other than the distribution by Licensee or subject Liquid Audio to any potential liability or litigation. In the event any part of the LMN Programming is withdrawn on a temporary basis or permanent basis, Licensee shall be entitled to delivery of substitute LMN Programming designated by Liquid Audio of comparable quality.

XIV.  Term and Termination.
      --------------------

      (a) This Agreement will become effective on the Effective Date and shall continue in effect for the period set forth in the Main Agreement unless otherwise terminated or canceled as provided herein. This Agreement shall automatically renew for one or more renewal terms of one (1) year each at the end of the initial term of any renewal term unless either party tenders written notice of its intent to terminate at least thirty (30) days prior to the scheduled expiration date.

      (b) Either party hereto may, at is option, and without notice, terminate this Agreement, effective immediately, should the other party hereto (i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

      (c) In the event that either party commits a material breach of its obligations hereunder, the other party may, at its option, terminate this Agreement, by thirty (30) days written notice of termination, which notice shall identify and describe the basis for such termination; provided, however, that if, prior to expiration of such period, the defaulting party cures such default, termination shall not take place.

      (d) Upon any termination of this Agreement, Sections III and XV shall survive the termination of this Agreement. Licensee shall immediately return to Liquid Audio all copies of the LMN Logo and Artwork and all other Liquid Audio materials in Licensee's possession or control. Licensee shall deactivate all Links to the LMN Sites and shall not create any links thereto without the prior consent of Liquid Audio.

XV.   Confidential Information
      ------------------------

     (a) Each party acknowledges that by reason of its relationship to the other party under this Agreement it will have access to certain information and materials concerning the other party's business, plans, customers, technology and products that are confidential and of substantial value to such party (referred to in this Section as "Confidential Information"), which value would be impaired if such Confidential Information were disclosed to third parties. The terms of this Agreement shall be deemed to constitute the Confidential Information of Liquid Audio. Each party agrees to maintain all Confidential Information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. No Confidential Information shall be deemed confidential unless so marked if given in writing or, if given orally, identified as confidential orally prior to disclosure and confirmed in writing within thirty (30) days; provided, however, that Licensee agrees that any Confidential Information in whatever form relating to the design, functionality, operational methods or coding of Liquid Audio software, including but not limited to any complete or partial source or object code versions of such software, shall be deemed Confidential Information of Liquid Audio regardless of the presence or absence of any confidential markings or identification.

     (b) The parties' obligations under this Section XV shall not apply to Confidential Information which: (i) is or becomes a matter of public knowledge though no fault of or action by the receiving party; (ii) was rightfully in the receiving party's possession prior to disclosure by the disclosing party; (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession of such Confidential Information without restriction; (iv) is independently developed by the receiving party without resort to the disclosing party's Confidential Information; or (v) is required by law or judicial order, provided that prior written notice of such required disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek a protective order and that if such order cannot be obtained disclosure may be made without liability. Whenever requested by a disclosing party, a receiving party shall immediately return to the disclosing party all manifestations of the Confidential Information or, at the disclosing party's option, shall destroy all such Confidential Information as the disclosing party may designate. The receiving party's obligation of confidentiality shall survive this Agreement for a period of five (5) years from the date of its termination, and thereafter shall terminate and be of no further force or effect.

XVI. Additional Provisions.
     ---------------------

     (a) Licensee acknowledges that each music offering included in the LMN Programming category or categories was individually licensed and separately priced, and that Liquid Audio offered each music offering without discrimination and without conditioning the licensing of any one music offering upon the licensing of any other music offering.

     (b) Neither party shall be liable to the other for any delay in delivery or inability to distribute the LMN Programming due to acts of God, failure of carriers, labor disputes, failure or delay in software encoding, war, public disaster or any other cause beyond the control of the parties and such performance shall be excused to the extent of such force majeure event.

     (c) Licensee shall pay without imitation any tax, levy or charge whatsoever by any statute, law, rule or regulation now or hereafter in effect, related to the license fees payable under this Agreement, it being the intent hereof that the license fees herein shall be a net amount, free and clear any such taxes, levy or charges whatsoever, except for any taxes on Liquid Audio's net income.

     (d) Neither the license granted to Licensee hereunder nor this Agreement may be assigned by Licensee without the prior written consent of Liquid Audio, nor shall Licensee sublicense or relicense any of the LMN Programming licensed hereunder, or enter into any third-party linking arrangements with respect thereto without Liquid Audio's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     (e) The headings of paragraphs hereof are inserted only for the purpose of convenient reference; such headings shall not be deemed to govern, limit, modify, or in any manner affect the scope, meaning or intent of the provisions of this Agreement or any part or portion thereof; nor shall they otherwise be given any legal effect.

    (f) Nothing herein contained shall constitute a franchise relationship, or partnership between, or joint venture by, Licensee and Liquid Audio, or constitute Licensee or Liquid Audio the agent of the other.

    (g) All notices hereunder will be hand delivered or sent by certified or registered mail to the parties at the addresses set forth above, or to such other addresses as may be designated by the parties in writing. A mandatory copy of all notices delivered or sent to Liquid Audio shall be sent to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050,
Attention: Hank Barry, Esq.

    (h) This Agreement shall be construed in accordance with the applicable laws of the State of California with respect to agreements executed and to be fully performed in that state.

    (i) This Agreement represents the entire understanding of the parties and shall not be amended or modified except in writing signed by both parties hereto; nor may any provision hereof be waived unless in writing signed by the party to be charged with such waiver.

    (j) If there is a conflict between any provision(s) of this Agreement and any statute, law or regulation, the statute, law or regulation, shall prevail, provided, however, that in such event the provision(s) of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum requirement of such statute, law or regulation, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

    (k) Licensee agrees that any litigation, action or proceeding arising out of or relating to this Agreement shall be instituted in any state or federal court sitting in the Northern District of California, and Licensee waives any objection to such venue, irrevocably submits to such jurisdiction and waives any claim or defense of inconvenient forum.

    (l) In no event shall Liquid Audio be liable for consequential, incidental, special, reliance or indirect damages, however caused, on any theory of liability, and whether or not Liquid Audio has been advised of the possibility of such damages.

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                                 SCHEDULE "B"
                                 ------------


LMN Programming Syndication Categories             License Fees
--------------------------------------             ------------

All Categories                                     $ 0